Exhibit 10.2

CONTRIBUTION AGREEMENT

This Agreement is made and entered into effective as of December 30, 2009 (the "Effective Date"), by and between WS Technologies LLC dba Windswept Technologies, an Oregon limited liability company ("Company"), and CarePayment, LLC, an Oregon limited liability company ("Contributing Party").

Background

A.  Contributing Party owns the marks CarePayment® and CarePayment.com, including all stylized versions and logos associated with such trademarks (the "Marks"), and the Internet domain name "CarePayment.com", including all lower-level internet domain names for which "CarePayment.com" is a root or parent, whether in the form of an address for use in electronic mail transfer, a Uniform Resource Locator or other form suitable for specifying the location of an electronic data file over a distributed computer network (the "Domain Name").

B.  Contributing Party and certain other parties have entered into an Operating Agreement (the "Operating Agreement") pursuant to which Company will service and collect consumer receivables generated by hospitals on a recourse basis with respect to the hospital as a result of the contribution of the Assets (defined below) by Contributing Party and certain assets contributed by the other parties to the Operating Agreement, who collectively will own all of the ownership interests in Company.

C.  Contributing Party wishes to make the contribution of Assets in return for the receipt of ownership interests of Company.

Agreement

In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

1.           Contribution of Assets.

1.1          Contribution.  Subject to the terms and conditions set forth in this Agreement, Contributing Party agrees to transfer the Marks, the Domain Name and all goodwill related to the Marks and the Domain Name to Company at Closing (defined below) (collectively, the "Assets"), free and clear of all mortgages, liens, security interests, pledges, encumbrances, claims, conditions and restrictions, of any nature whatsoever, direct or indirect, whether accrued, absolute or contingent, known or unknown (collectively, "Encumbrances").

1.2          Assets not to be Transferred.  Contributing Party will retain, and Company will not acquire, any assets of Contributing Party not specifically identified in Section 1.1 above.

1.3          No Assumed Liabilities.  Other than the Assumed Contracts, Company will not assume or agree to pay, perform, or discharge, and Contributing Party will remain liable for, any cost, debt, obligation, tax, or liability, whether known or unknown, contingent or otherwise, of Contributing Party of any kind or nature whatsoever.

2.           Ownership Interests.  Concurrently with Contributing Party's contribution of the Assets to Company at Closing, and in exchange for the Assets, Company will issue to Contributing Party a 22% ownership interest in Company, which will be held by Contributing Party pursuant to the terms of and will have all of the rights set forth in the Operating Agreement.

3.           Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Tonkon Torp LLP at 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204, at 10:00 a.m. Pacific Time on December 31, 2009, or at such other place or time as Company and Contributing Party mutually agree (the "Closing Date").

3.1         Company's Conditions to Closing.  The obligations of Company to consummate the Closing and otherwise effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

3.1.1       Representations and Warranties.  The representations and warranties of Contributing Party in this Agreement will be true and correct as of the Closing as if made as of the Closing, except (i) for changes contemplated by this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which will be true and correct as of such particular date).

3.1.2       Agreements and Covenants.  Contributing Party will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

3.1.3       Certificate.  Company will have been provided with a certificate executed by Contributing Party to the effect that, as of the Closing the conditions set forth in Sections 3.2.1 and 3.2.2 have been duly satisfied.

3.1.4       Transfer Documents; Other Agreements.  At Closing, Company will have received:

(a)           A Trademark Assignment in the form of attached Exhibit A;

(b)           A Domain Name Assignment in the form of attached Exhibit B;

(b)           A Servicing Agreement in the form of attached Exhibit C executed by Contributing Party;

(c)           A fully executed Contribution Agreement between Company and Aequitas Capital Management, Inc. in the form attached as Exhibit D;

(d)           A fully executed Contribution Agreement between Company and microHelix, Inc. in the form attached as Exhibit E; and

(e)           A fully executed Operating Agreement.

3.1.5        Suits, Actions or Proceedings.  No suit, action, arbitration or other proceeding will be pending before any court, arbitrator or Governmental Body which may result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement.

3.1.6        No Material Adverse Change.  There will not have occurred since the date of this Agreement any event, change, effect, occurrence or state of facts individually or in the aggregate which has had or could have a material adverse effect on the ability of the parties to effect the transactions under this Agreement.

3.1.7        Due Diligence Review.  Company will have been satisfied, in its sole discretion, with its due diligence review of the Assets, including Company's review of Exhibits and Schedules to be attached to this Agreement at or prior to Closing.

3.2         Contributing Party's Conditions to Closing.  The obligations of Contributing Party to consummate the Closing and otherwise effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Contributing Party:

3.2.1        Representations and Warranties.  The representations and warranties of Company in this Agreement will be true and correct as of the Closing as if made as of the Closing, except (i) for changes contemplated by this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which will be true and correct as of such particular date).

3.2.2        Agreements and Covenants.  Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

3.2.3        Certificate.  Contributing Party will have been provided with a certificate executed by Company to the effect that, as of the Closing the conditions set forth in Sections 3.2.1 and 3.2.2 have been duly satisfied.

3.2.4        Operating Agreement.  At Closing, Contributing Party will have received a fully executed Operating Agreement.

4.           Other Agreements.

4.1         Further Assurances.  At any time or from time to time after the Closing, at Company's request and without further consideration, Contributing Party will execute and deliver to Company such other instruments of transfer, conveyance, assignment, and confirmation, provide such materials and information, and take such other actions as Company may reasonably deem necessary in order more effectively to transfer, convey, and assign to Company, and to confirm Company's title to, all of the Assets, and, to the fullest extent permitted by law, to put Company in actual possession and operating control of the Assets and to assist Company in exercising all rights with respect thereto, and otherwise to cause Contributing Party to fulfill its obligations under this Agreement.

4.2         Operations Pending Closing.  Contributing Party agrees that from the date of this Agreement to the Closing:

4.2.1        Contributing Party will operate the Assets in a manner designed to preserve and protect its business, goodwill and relationships with its vendors, suppliers, customers and others; and comply, in all material respects, with all applicable laws.

4.2.2        Contributing Party will not do, or omit to do, any act which will cause a material breach of any commitment or obligation related to the Assets or amend, terminate or waive any material right of substantial value relating to the Assets.

5.           Taxes.  Contributing Party will be responsible for and will pay when due the entire amount of any sales, use, transfer, excise, documentary and other like taxes or recording, filing or notary fees imposed by any state or governmental subdivision within such state in connection with the transfer of the Assets.  Personal property taxes, if any, and all other prorations relating to the Assets, if any, will be made as of the Closing Date.

6.           Risk of Loss.  All right, title and interest and risk of loss with respect to the Assets will be deemed to have passed to Company at Closing.

7.           Representations and Warranties of Contributing Party.  Except as is otherwise disclosed on Schedule 7 to this Agreement (the "Disclosure Schedule") Contributing Party represents and warrants to Company that:

7.1         Authorization.  Contributing Party is a limited liability company duly organized and validly existing under the laws of the state of Oregon.  Contributing Party has all requisite organizational power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  Contributing Party's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action and Contributing Party has duly executed and delivered this Agreement, which constitutes the valid and binding obligation of Contributing Party, enforceable in accordance with its terms.  Contributing Party has made available to Company true, correct and complete copies of Contributing Party's authorizing board and shareholder resolutions relating to the transactions contemplated by this Agreement.

7.2         Investment.  Contributing Party is not acquiring the ownership interest issued to it under the Operating Agreement with a view to or for sale in connection with any further distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

7.3         Accredited Investor.  Contributing Party is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

7.4         Title to Assets.  Contributing Party has good and marketable title to all of the Assets, all of the Assets are free and clear of restrictions on or conditions to transfer, and Contributing Party at Closing will transfer to Company good title to all of the Assets, free and clear of any Encumbrances (other than under any Assumed Liabilities).  The Closing will convey to and vest in Company good and marketable title to the Assets, free and clear of any Encumbrances (other than under the Assumed Liabilities).  Immediately after the Closing Company will have the right to use and exploit the Assets on substantially similar terms and conditions as Contributing Party enjoyed immediately prior to the Closing.

7.5         Intellectual Property.

7.5.1        Marks.  The Marks (i) have not been abandoned and are not currently the subject of any active opposition, invalidation or cancellation proceeding; and (ii) are not the subject of any threatened opposition, invalidation or cancellation proceeding, and there is no basis for any such opposition, invalidation or cancellation proceeding in connection with the Marks.  The Marks are currently in compliance with formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications).  Other than for filing fees, renewal fees or similar fees or charges arising in the ordinary course of business, none of the Trademarks is subject to any maintenance fees or actions required by the applicable trademark offices governing the Trademarks.

7.5.2        Domain Name.  The Domain Name (i) is not currently the subject of any active invalidation or cancellation proceeding; and (ii) is not the subject of any threatened invalidation or cancellation proceeding, and there is no basis for any such invalidation or cancellation proceeding in connection with the Domain name.  The Domain Name is not subject to any maintenance fees or actions required by the applicable registrars governing the Domain name.

7.6         No Conflicts.  The execution and delivery by Contributing Party of this Agreement do not, and the performance by Contributing Party of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby will not:

7.6.1        conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Articles of Organization or Operating Agreement of Contributing Party;

7.6.2        conflict with or result in a violation or breach of any term or provision of any federal, state, or local law, rule, regulation or order applicable to Contributing Party or any of the Assets, or conflict with or result in a violation or breach of any term or provision of any judgment, injunction, decree, ruling or other charge applicable to Contributing Party or any of the Assets; or

7.6.3        with respect to any contract to which Contributing Party is a party or by which any of the Assets is bound:  conflict with or result in a violation or breach of such contract, constitute (with or without notice or lapse of time or both) a default under such contract, require Contributing Party to obtain any consent, or approval, or give any notice to or make any filing with any person or entity, or result in the creation or imposition of any Encumbrance upon any of the Assets under such contract.

7.7         Litigation.  There are no pending or threatened, claims, litigation, investigation, tax audit or proceedings of any nature against Contributing Party or to which Contributing Party is a party which could result in any Encumbrance on the Assets or in any way impair Contributing Party's ability to fully perform its obligations under this Agreement.

7.8         Disclosures.  No representation or warranty or other statement made by Contributing Party in this Agreement, the Disclosure Schedule and any other documents or certificates delivered in connection with this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

8.           Representations and Warranties of Company.  Company represents and warrants to Contributing Party as follows:

8.1         Authorization.  Company is a limited liability company duly organized and validly existing under the laws of the State of Oregon.  Company has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated in this Agreement.  Company's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action.  This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable in accordance with its terms.

8.2         No Conflicts.  The execution and delivery by Company of this Agreement do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

8.2.1        conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Articles of Organization; or

8.2.2        conflict with or result in a violation or breach of any term or provision of any federal, state, or local law, rule, regulation, order, or judgment applicable to Company.

8.3         Litigation.  There are no pending claims, litigation, investigation, tax audit or proceedings of any nature against Company or to which Company is a party which could in any way impair Company's ability to fully perform its obligations under this Agreement.

9.           Indemnification.

9.1         Contributing Party Indemnification.  Contributing Party will defend, indemnify and hold Company and its directors, shareholders, employees, agents, successors and assigns harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction) incurred by any such indemnified party:  (i) as a result of any breach of any of Contributing Party's representations, warranties or covenants contained in this Agreement or (ii) with respect to any liability of Contributing Party arising out of Contributing Party's use of the Assets prior to the Closing Date.

9.2         Company Indemnification.  Company will defend, indemnify and hold Contributing Party and its respective directors, shareholders, employees, agents, successors and assigns harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction) incurred by any indemnified party:  (i) as a result of any breach of any of Company's representations, warranties or covenants contained in this Agreement, or (ii) with respect to Company's use of the Assets following the Closing Date.

9.3         Notice and Defense of Claims.  If either party to this Agreement ("Indemnitee") receives notice or otherwise obtains knowledge of any matter with respect to which the other party to this Agreement ("Indemnitor") may become obligated to hold harmless or indemnify Indemnitee under this Section 9, then Indemnitee will promptly deliver to Indemnitor a written notice describing such matter, provided that the failure to promptly deliver such notice will not affect the indemnification obligation except to the extent the Indemnitor is prejudiced or injured thereby.  If such matter involves a third party, Indemnitor will have the right, at its option, to assume the defense of such matter at its own expense and with its own counsel, provided that such counsel does not have an actual or potential conflict of interest.  If Indemnitor elects to and does assume the defense of such matter, (a) Indemnitee will fully cooperate as reasonably requested by Indemnitor in the defense or settlement of such matter, (b) Indemnitor will keep Indemnitee reasonably informed of developments and events relating to such matter, and (c) Indemnitee will have the right to participate without interfering with Indemnitor or its counsel, at its own expense, in the defense of such matter.  So long as Indemnitor is in good faith defending Indemnitee in such matter, Indemnitee will not settle or compromise or attempt to contact any other parties to the dispute in such matter.  Unless and until the Indemnitor assumes the defense with respect to such matter, Indemnitee will have the right (but not the obligation) to defend itself, or to enter into any reasonable settlement of such matter, without prejudice to any right of recovery against Indemnitor.

9.4         Payments to Indemnified Parties.  An Indemnitor with an indemnification obligation under this Section 9 will promptly reimburse each Indemnitee for all amounts owed under this Section 9 from time to time at the Indemnitee's request.

9.5         Survival of Representations.  The representations and warranties set forth in this Agreement will survive from and after the Closing Date through the applicable statute of limitations (and thereafter, to the extent a claim or action is made prior to such period, until such claim or action is finally resolved).  No claim for indemnification pursuant to this Section will be made by any party based upon a breach or alleged breach of any representation or warranty unless written notice of such claim or action is received by the party against whom indemnification is sought prior to expiration of the survival period.

9.6         Offset Rights.  Company will be entitled to offset, dollar for dollar, claims for indemnity against Contributing Party under this Section 9 against all sums owed to Contributing Party by Company under the Servicing Agreement.

10.          Termination.

10.1       Termination Events.  Except as provided in Section 10.2, this Agreement may be terminated at any time prior to the Closing:

10.1.1      by mutual written consent of Contributing Party and of Company;

10.1.2      by Contributing Party or Company if the Closing has not occurred by January 31, 2010;

10.1.3      by Contributing Party or Company if: (a) there is a final nonappealable order of a Governmental Body in effect permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or (ii) there is any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Agreement after the date of this Agreement by any Governmental Body that would make consummation of the transactions contemplated by this Agreement illegal;

10.1.4      by Company if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Contributing Party, or if any representation or warranty of Contributing Party has become untrue, or in any case if any of the conditions set forth in Section 3.1 or Section 3.2 would not be satisfied; provided, that, if such inaccuracy in such representations and warranties or breach by Contributing Party is curable through the exercise of commercially reasonable efforts, then Company may terminate this Agreement under this Section 10.1.4 only if the breach is not cured within 30 days after the date of written notice from Company of such breach (but no cure period will be required for a breach which by its nature cannot be cured); or

10.1.5      by Contributing Party if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Company such that the conditions set forth in Section 3.2.1 or Section 3.2.2 would not be satisfied; provided, that, if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Contributing Party may terminate this Agreement under this Section 10.1.5 only if the breach is not cured within 30 days after the date of written notice from Contributing Party of such breach (but no cure period will be required for a breach which by its nature cannot be cured).

10.2        Notice of Termination; Effect of Termination.  Except as set forth in Section 10.1.1 any termination of this Agreement under Section 10.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party.  Where action is taken to terminate this Agreement pursuant to Section 10.1, the terminating party must promptly deliver to the other party a notice setting forth the reason for the termination and the specific Section and subsection (as applicable) of this Agreement upon which the right of termination is based.  In the event of termination of this Agreement as provided in Section 10.1, this Agreement will become void and there will be no liability on the part of any party to this Agreement, or their respective officers, directors, managers, members or shareholders; provided that each party will remain liable for any breaches of this Agreement prior to its termination.

11.          Miscellaneous Provisions.

11.1       Successors and Assigns.  This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.  The foregoing notwithstanding, neither party will be permitted to assign its rights or delegate its obligations under this Agreement to another party without the prior written consent of the other party to this Agreement.

11.2       Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Company:	WS Technologies LLC
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Contributing Party:	CarePayment, LLC
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

11.3        Alterations and Waivers.  The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties or by custom, course of dealing or trade practice, will not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.  No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement will operate as a waiver of such provisions with respect to such occurrences.

11.4        Governing Law.  This Agreement will be construed, governed and enforced in accordance with the laws of the State of Oregon, without regard to its choice of law provisions.

11.5        Exhibits and Schedules.  The exhibits and schedules attached to this Agreement are incorporated into and are a part of this Agreement.

11.6        Integration and Entire Agreement.  This Agreement and the exhibits and schedules and other documents referred to in this Agreement set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter of this Agreement and merge all prior and contemporaneous discussions between the parties.

11.7        Counterparts and Delivery.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

11.8        Definitions.  Whenever used in this Agreement, (a) the term "including" will be deemed to mean "including without limitation", (b) the term "person" will be deemed to mean any natural person, corporation, limited liability company, partnership or other entity, and (c) the terms "will" and "shall" have the same meaning.

11.9        Attorney Fees.  In the event suit or action is instituted to interpret or enforce this Agreement, the prevailing party will be entitled to recover its attorney's fees, including those incurred on appeal, as determined by the court or arbitrator.

11.10      Specific Performance.  The parties acknowledge they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would provide an inadequate remedy.  Accordingly, in addition to any other remedy at law or in equity, the nonbreaching party will be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce this Agreement without the need for posting any bond or other security.

11.11      Rules of Construction.  The parties have been represented by separate counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the parties drafting such agreement or document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:	WS TECHNOLOGIES LLC
By microHelix, Inc., its Manager

	By	/s/Brian A. Oliver
Brian A. Oliver
Secretary

CONTRIBUTING PARTY:	CAREPAYMENT, LLC
By Aequitas Capital Management, its Manager

	By	/s/ Robert J. Jesenik
Robert J. Jesenik, President

Signature Page to WS Technologies, LLC Contribution Agreement (CarePayment)

Schedules and Exhibits